Exhibit 3.11
State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 08/27/2007
FILED 10:00 AM 08/27/2007
SRV 070958492 – 4413690 FILE
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
• First: The name of the limited liability company is Sparks Finance LLC
• Second: The address of its registered office in the State of Delaware is 160 Greentree Dr., Ste. 101 in the City of Dover Zip Code 19904.
     The name of its Registered agent at such address is National Registered Agents, Inc.
• Third: (Insert any other matters the members determine to include herein.) N/A
In Witness Whereof, the undersigned have executed this Certificate of Formation this 24TH day of AUGUST, 2007.

By:	/s/ Lowell Griffin

Authorized Person(s)

Name:	Lowell Griffin
Typed or Printed

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 08/27/2007
FILED 10:00 AM 08/27/2007
SRV 070958492 – 4413690 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
1.) The jurisdiction where the Corporation first formed is Nevada.
2.) The jurisdiction immediately prior to filing this Certificate is Nevada.
3.) The date the corporation first formed is December 31, 1991.
4.) The name of the Corporation immediately prior to filing this Certificate is Sparks Finance Co., Inc..
5.) The name of the Limited Liability Company as set forth in the Certificate of Formation is Sparks Finance LLC.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 24TH day of August, A.D. 2007.

By:	/s/ Lowell Griffin

Authorized Person

Name:	Lowell Griffin, Assistant Secretary
Print or Type